www.ironmountain.com Supplemental Financial Information First Quarter 2017 Unaudited

www.ironmountain.com Selected metric definitions are available in the Appendix Safe Harbor Statement 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2017 guidance. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes ("REIT"); (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (viii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of our capital expenditures; (x) changes in the cost of our debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this presentation, Iron Mountain will discuss (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO NAREIT”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and the definitions are included later in this document (see Table of Contents). Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition property, plant and equipment (including of real estate) and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

www.ironmountain.com Selected metric definitions are available in the Appendix All figures except per share and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Section I - Company Profile 4 Section II - Financial Highlights and Guidance 5 - 6 Section III - Operating Metrics 7 - 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations 11 - 19 Section V - Storage Net Operating Income and EBITDA, and Service Business EBITDA 20 - 22 Section VI - Real Estate Metrics 23 - 28 Section VII - Debt Schedule and Capitalization 29 - 30 Section VIII - Capital Expenditures and Investments 31 - 32 Section IX - Components of Value 33 Section X - Appendix and Definitions 34 - 44

IRON MOUNTAIN®
Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based business model, yielding annualized revenue of over $3.8 billion. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. As of 3/31/17, Iron Mountain served more than 230,000 customers, including approximately 95% of the Fortune 1000, and no single customer accounted for more than 1% of revenues, or 2% of volume. Iron Mountain provides storage and information management services in 47 countries on six continents, storing approximately 680 million cubic feet of records in a portfolio of more than 1,400 facilities totaling more than 85 million square feet of space. The company employs more than 24,000 people.

Iron Mountain is organized as a REIT, and its financial model is based on the recurring nature of its storage rental revenues and resulting storage net operating income (NOI). Supported by consistent storage rental revenues, the company generates predictable, low-volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets where customers are in early stages of outsourcing their storage of physical documents.

Strong Track Record of Storage Rental Revenue Growth


$2,143M
27-year Compound Annual Growth Rate 16.5%
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16

Countries Served



Diversification of Total Revenues

(As of 3/31/2017)


Region
17%
8%
8%
67%
Mix
39%
61%
Product
14%
10%
10%
66%
North America
Europe(1)
Latin America
Asia
Storage
Service
Records Mgmt
Data Protection
Shredding
Other(2)

(1) Includes South Africa.
(2) Includes Fulfillment Services, Information Governance and Digital Solutions, Technology Escrow Services, Data Center, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
4

IRON MOUNTAIN®

Financial Highlights

	Q1 2016	Q1 2017	% Change
Storage Rental	$461,211	$572,279	24.1%
Service	289,479	366,597	26.6%
Total Revenues	**$750,690**	**$938,876**	**25.1%**
Gross Profit	$424,585	$512,169	20.6%
Gross Margin	56.6%	54.6%	-200 bps
Gross Profit	$424,585	$512,169	20.6%
Less: Recall Costs included in Cost of Sales	-	7,887	n/a
Adjusted Gross Profit	$424,585	$520,056	22.5%
Adjusted Gross Profit Margin	56.6%	55.4%	-120 bps
Storage and Service Profit and Margin			
Storage Gross Profit	$354,207	$424,408	19.8%
Storage Gross Margin	76.8%	74.2%	-260 bps
Service Gross Profit	$70,378	$95,648	35.9%
Service Gross Margin	24.3%	26.1%	180 bps
Storage Net Operating Income (NOI)[(1)]	$379,931	$469,153	23.5%
SG&A Costs	$207,766	$240,166	15.6%
Less: Recall Costs Included in SG&A	$18,327	$12,684	(30.8%)
Adjusted SG&A Costs	$189,439	$227,482	20.1%
Adjusted SG&A Margin	25.2%	24.2%	-100 bps
Income (Loss) from Continuing Operations	$63,041	$58,844	(6.7%)
Adjusted EBITDA	$235,146	$292,574	24.4%
Adjusted EBITDA Margin	31.3%	31.2%	-10 bps
Reported EPS - Fully Diluted from Continuing Operations	$0.30	$0.22	(26.7%)
Adjusted EPS	$0.33	$0.24	(27.3%)
Net Income (Loss)	$63,041	$58,507	(7.2%)
AFFO[(2)]	$167,566	$170,937	2.0%
Ordinary Dividends per Share	$0.485	$0.550	13.4%
Weighted Average Fully-diluted Shares Outstanding[(3)]	212,471	264,810	24.6%

(1) Please see slide 21 for Storage Net Operating Income reconciliation.
(2) Q1 2106 AFFO has been revised to reflect the new AFFO definition introduced in the Q4 2016 Supplemental Financial Information.
(3) Reflects additional 50.2mm shares of common stock issued in connection with the Recall acquisition in Q2 2016.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com

Selected metric definitions are available in the Appendix

5

IRON MOUNTAIN®

2017 Guidance Summary[1]

Financial Performance Outlook
$MM (except per share items)

	Implied C$ Growth Reflecting 2017 FX Budget Rates[2]	
	2017 Guidance	2017 % Change YOY
Revenue[3]	$3,750 - $3,840	8% - 10%
Adjusted EBITDA	$1,250 -$1,280	16% - 19%
Adjusted EPS – Fully Diluted[4]	$1.15 - $1.25	8% - 18%
AFFO[5]	$715 - $760	8% - 15%

Note:
2017 Guidance assumes:
- Maintenance CapEx and non-real estate investment of $150-$170mm
- Business and acquisitions of customer relationships of $160-$180mm

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
(2) The 2017 C$ Budget rate was set in January 2017.
(3) Assumes internal storage rental revenue growth of 2.0% to 2.5%.
(4) Assumes full year weighted average shares outstanding of 265mm.
(5) AFFO 2017 Guidance excludes capital expenditures associated with the integration of Recall.

www.ironmountain.com Selected metric definitions are available in the Appendix 6

IRON MOUNTAIN®

Year-over-Year Revenue Growth

Revenue Growth Rates	Q1 2017 Storage Rental Revenue	Q1 2017 Service Revenue	Q1 2017 Total Revenue
Reported	24.1%	26.6%	25.1%
Less: Impact of FX Rate Changes and Adjustments	(0.3)%	-	(0.1)%
Constant Currency	24.4%	26.6%	25.2%
Less: Impact of Acquisitions and Dispositions	21.4%	26.0%	23.2%
Internal Growth Rate	**3.0%**	**0.6%**	**2.0%**

Q1 2017 Revenue



39.0%
61.0%
Storage Rental
Service

Q1 2017 Gross Profit



18.4%
81.6%
Storage Rental
Service

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com

Selected metric definitions are available in the Appendix

7

IRON MOUNTAIN®

Records Management Volume Growth

Total Iron Mountain (682 CuFt MM)


2.8%
1.0%
2.3%
5.9%
-4.4%
-2.1%
Q2-15A
2.7%
1.1%
2.4%
5.7%
-4.5%
-2.1%
Q3-15A
2.3%
0.7%
2.5%
5.8%
-4.6%
-2.1%
Q4-15A
3.2%
1.6%
2.6%
5.8%
-4.8%
-2.0%
Q1-16A
27.6%
25.9%
2.6%
6.0%
-4.8%
-2.1%
Q2-16A
29.2%
27.4%
2.7%
6.2%
-4.9%
-2.2%
Q3-16A
26.3%
24.6%
2.8%
6.3%
-5.0%
-2.3%
Q4-16A
25.0%
23.1%
3.0%
6.4%
-5.0%
-2.4%
Q1-17A

North America (419 CuFt MM)


1.2%
0.8%
1.6%
5.1%
-4.5%
-1.8%
Q2-15A
1.1%
1.0%
1.7%
4.9%
-4.7%
-1.8%
Q3-15A
1.2%
1.0%
1.8%
5.0%
-4.8%
-1.8%
Q4-15A
0.5%
0.3%
1.8%
5.0%
-5.0%
-1.7%
Q1-16A
11.6%
11.5%
1.7%
5.1%
-5.1%
-1.6%
Q2-16A
11.8%
11.4%
1.9%
5.2%
-5.1%
-1.5%
Q3-16A
10.6%
10.5%
1.6%
5.0%
-5.1%
-1.5%
Q4-16A
11.0%
10.7%
1.9%
5.0%
-5.0%
-1.6%
Q1-17A

Business Acquisitions[(1)] New Sales[(2)] New Volume from Existing Customers Destructions Outperm/Terms

Percentage of Total Cubic Volume at 3/31/17


North America
Other International
Western Europe
13.8%
24.8%
61.4%


13.8%
24.8%
61.4%

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

(1) Represents CuFt acquired at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate.
(2) Acquisitions of customer relationships are included in new sales as the nature of these transactions is similar to new customer wins.

www.ironmountain.com Selected metric definitions are available in the Appendix 8

IRON MOUNTAIN®

Records Management Volume Growth

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

Western Europe (94 CuFt MM)



3.0%
0.7%
3.7%
5.4%
-4.6%
-2.1%
3.9%
0.7%
4.7%
5.3%
-4.6%
-2.2%
3.1%
4.5%
5.1%
-4.4%
-2.1%
3.0%
4.4%
5.0%
-4.1%
-2.3%
37.8%
34.1%
4.8%
5.5%
-3.9%
-2.6%
49.3%
46.1%
4.4%
5.8%
-4.3%
-2.7%
48.4%
45.7%
4.9%
6.3%
-5.8%
-2.7%
49.2%
45.5%
5.7%
6.9%
-6.2%
-2.6%
Q2-15A
Q3-15A
Q4-15A
Q1-16A
Q2-16A
Q3-16A
Q4-16A
Q1-17A

Percentage of Total Cubic Volume at 3/31/17



13.8%
24.8%
61.4%

Other International (169 CuFt MM)



9.6%
2.4%
4.2%
9.8%
-3.4%
-3.4%
8.4%
1.4%
4.2%
9.6%
-3.6%
-3.3%
6.0%
4.0%
9.5%
-4.2%
-3.2%
14.6%
8.2%
4.5%
9.5%
-4.2%
-3.3%
87.0%
80.2%
4.8%
9.9%
-4.3%
-3.7%
86.9%
80.4%
5.2%
10.5%
-4.6%
-4.5%
75.1%
67.5%
5.9%
11.4%
-4.4%
-5.3%
61.6%
54.6%
5.4%
11.2%
-4.2%
-5.2%
Q2-15A
Q3-15A
Q4-15A
Q1-16A
Q2-16A
Q3-16A
Q4-16A
Q1-17A



13.8%
24.8%
61.4%

Business Acquisitions[1] | New Sales[2] | New Volume from Existing Customers | Destructions | Outperm/Terms

(1) Represents CuFt acquired at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate.
(2) Acquisitions of customer relationships are included in new sales as the nature of these transactions is similar to new customer wins.

www.ironmountain.com

Selected metric definitions are available in the Appendix

9

IRON MOUNTAIN®
Quarterly Operating Performance

	Q1 Results		% Growth				
	Q1 2016	Q1 2017	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management Business							
Storage Rental	$267,223	$298,183	11.6%	0.4%	11.2%	9.3%	1.9%
Service	177,458	209,414	18.0%	0.5%	17.5%	16.4%	1.1%
Total Revenues	$444,681	$507,597	14.1%	0.4%	13.7%	12.2%	1.6%
Adjusted EBITDA	176,557	209,530					
Adjusted EBITDA Margin	39.7%	41.3%					
NA Data Management Business							
Storage Rental	$65,348	$73,312	12.2%	0.3%	11.9%	9.3%	2.7%
Service	30,995	33,638	8.5%	0.2%	8.3%	15.0%	(6.7)%
Total Revenues	$96,343	$106,950	11.0%	0.2%	10.8%	11.1%	(0.3)%
Adjusted EBITDA	53,460	55,912					
Adjusted EBITDA Margin	55.5%	52.3%					
Western European Business							
Storage Rental	$57,819	$71,567	23.8%	(13.3)%	37.1%	35.4%	1.7%
Service	36,057	48,505	34.5%	(13.4)%	47.9%	43.5%	4.4%
Total Revenues	$93,876	$120,072	27.9%	(13.3)%	41.2%	38.5%	2.7%
Adjusted EBITDA	31,946	34,142					
Adjusted EBITDA Margin	34.0%	28.4%					
Other International Business							
Storage Rental	$60,416	$117,615	94.7%	8.8%	85.9%	77.5%	8.3%
Service	40,925	71,626	75.0%	9.2%	65.8%	63.0%	2.8%
Total Revenues	$101,341	$189,241	86.7%	9.0%	77.7%	71.6%	6.1%
Adjusted EBITDA	21,576	55,347					
Adjusted EBITDA Margin	21.3%	29.2%					
Corporate and Other Business							
Storage Rental	$10,405	$11,602	11.5%	0.0%	11.5%	2.5%	9.0%
Service	4,044	3,414	(15.6)%	0.0%	(15.6)%	2.7%	(18.3)%
Total Revenues	$14,449	$15,016	3.9%	0.0%	3.9%	2.5%	1.4%
Adjusted EBITDA	(48,393)	(62,357)					
Total							
Storage Rental	$461,211	$572,279	24.1%	(0.3)%	24.4%	21.4%	3.0%
Service	289,479	366,597	26.6%	(0.0)%	26.6%	26.0%	0.6%
Total Revenues	$750,690	$938,876	25.1%	(0.1)%	25.2%	23.2%	2.0%
Adjusted EBITDA	235,146	292,574					

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
10

IRON MOUNTAIN®

Consolidated Balance Sheets

	12/31/2016	3/31/2017
ASSETS		
Current Assets:		
Cash and Cash Equivalents	$236,484	$295,628
Accounts Receivable, Net	691,249	721,030
Other Current Assets	184,374	181,979
Total Current Assets	1,112,107	1,198,637
Property, Plant and Equipment:		
Property, Plant and Equipment	5,535,783	5,662,272
Less: Accumulated Depreciation	(2,452,457)	(2,550,532)
Property, Plant and Equipment, Net	3,083,326	3,111,740
Other Assets, Net:		
Goodwill	3,905,021	3,957,058
Other Non-current Assets, Net:	1,386,346	1,404,699
Total Other Assets, Net	5,291,367	5,361,757
Total Assets	**$9,486,800**	**$9,672,134**
LIABILITIES AND EQUITY		
Current Liabilities:		
Current Portion of Long-term Debt	$172,975	$421,227
Other Current Liabilities	873,582	997,242
Total Current Liabilities	1,046,557	1,418,469
Long-term Debt, Net of Current Portion	6,078,206	5,922,748
Other Long-term Liabilities(1)	425,366	427,143
Total Long-term Liabilities	6,503,572	6,349,891
Total Liabilities	**$7,550,129**	**$7,768,360**
Equity		
Total Stockholders' Equity	$1,936,547	$1,902,725
Noncontrolling Interests	124	1,049
Total Equity	1,936,671	1,903,774
Total Liabilities and Equity	**$9,486,800**	**$9,672,134**

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

(1) Includes redeemable noncontrolling interests of $55mm and $67mm as of December, 31 2016 and March 31, 2017, respectively.

www.ironmountain.com Selected metric definitions are available in the Appendix 11

IRON MOUNTAIN®

Consolidated Statements of Operations

	Q1 2016	Q1 2017	% Change
Revenues:			
Storage Rental	$461,211	$572,279	24.1%
Service	289,479	366,597	26.6%
Total Revenues	**$750,690**	**$938,876**	**25.1%**
Operating Expenses:			
Cost of Sales (excluding Depreciation and Amortization)(1)	326,105	426,707	30.8%
Selling, General and Administrative(2)	207,766	240,166	15.6%
Depreciation and Amortization	87,204	124,707	43.0%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(451)	(459)	1.8%
Total Operating Expenses	**620,624**	**791,121**	**27.5%**
Operating Income (Loss)	**130,066**	**147,755**	**13.6%**
Interest Expense, Net	67,062	86,055	28.3%
Foreign Currency Transaction (Gain) / Loss	(12,542)	(4,164)	(66.8)%
Other Expense (Income), Net	605	(2,200)	n/a
Income (Loss) before Provision (Benefit) for Income Taxes	74,941	68,064	(9.2)%
Provision (Benefit) for Income Taxes	11,900	9,220	(22.5)%
Income (Loss) from Continuing Operations	63,041	58,844	(6.7)%
(Loss) Income from Discontinued Operations, Net of Tax	-	(337)	n/a
Net Income (Loss)	63,041	58,507	(7.2)%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	267	382	43.1%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$62,774**	**$58,125**	**(7.4)%**
Earnings (Losses) per Share - Basic:			
Income (Loss) from Continuing Operations	$0.30	$0.22	(26.7)%
Total Income (Loss) from Discontinued Operations	-	-	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.30**	**$0.22**	**(26.7)%**
Earnings (Losses) per Share - Diluted:			
Income (Loss) from Continuing Operations	$0.30	$0.22	(26.7)%
Total Income (Loss) from Discontinued Operations	-	-	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.30**	**$0.22**	**(26.7)%**
Weighted Average Common Shares Outstanding - Basic	211,526	263,855	24.7%
Weighted Average Common Shares Outstanding - Diluted	212,471	264,810	24.6%

(1) Includes $7.9mm of Recall Costs in Q1 2017.
(2) Includes $18.3mm and $12.7mm of Recall Costs in Q1 2016 and Q1 2017, respectively.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
12

www.ironmountain.com Selected metric definitions are available in the Appendix 13 Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA (1) Includes realized and unrealized FX (gains) losses. S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n X S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n IQ1 2016 Q1 2017 % Change Income (Loss) from Continuing Operations $63,041 $58,844 (6.7)% Add / (Deduct): Interest Expense, Net 67,062 86,055 28.3% Provision (Benefit) for Income Taxes 11,900 9,220 (22.5)% Foreign Currency Transaction Losses (Gains)(1) (12,542) (4,164) (66.8)% Other Expense (Income), Net 605 (2,200) n/a Recall Costs 18,327 20,571 12.2% Loss (Gain) on Disposal/Write-Dow n of PP&E (excluding Real Estate), Net (451) (459) 1.8% Depreciation and Amortization 87,204 124,707 43.0% Adjusted EBITDA $235,146 $292,574 24.4%

IRON MOUNTAIN®

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2016	Q1 2017	% Change
Reported EPS - Fully Diluted from Continuing Operations[(1)]	**$ 0.30**	**$ 0.22**	**(26.2)%**
Add (Deduct):			
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	-	-	n/a
Income (Loss) Attributable to Noncontrolling Interests	-	-	n/a
Recall Costs	0.09	0.08	(11.1)%
Other (Income) Expense , Net	(0.06)	(0.02)	(66.7)%
Tax Impact of Reconciling Items and Discrete Tax Items[(2)]	-	(0.04)	n/a
Adjusted EPS - Fully Diluted from Continuing Operations	**$ 0.33**	**$ 0.24**	**(27.3)%**

(1) Reflects additional 50.2mm shares of common stock issued in connection with the Recall acquisition in Q2 2016.

(2) The difference between our effective tax rate and our structural tax rate (or adjusted effective tax rate) for the three months ended March 31, 2016 and 2017, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS was 14.0% for the three months ended March 31, 2016 and 23.1% for the three months ended March 31, 2017.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com

Selected metric definitions are available in the Appendix

14

IRON MOUNTAIN®

Reconciliation of Net Income to FFO & AFFO

	Q1 2016	Q1 2017	% Change
Net Income	**$63,041**	**$58,507**	**(7.2)%**
Add:			
Real Estate Depreciation	45,063	62,956	39.7%
FFO (NAREIT)	**$108,104**	**$121,463**	**12.4%**
Add:			
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(451)	(459)	1.8%
Foreign Currency Transaction (Gains) Losses[1]	(12,542)	(4,164)	(66.8)%
(Income) Other Expense, Net	605	(2,200)	n/a
Tax Impact of Reconciling Items and Discrete Tax Items	577	(9,678)	n/a
(Income) Loss from Discontinued Operations, Net of Tax	-	337	n/a
Recall Costs	18,327	20,571	12.2%
FFO (Normalized)	**$114,620**	**$125,870**	**9.8%**
Add:			
Non-Real Estate Depreciation	30,327	36,636	20.8%
Amortization of Customer Relationship Intangible Assets	11,814	25,115	n/a
Amortization of Deferred Financing Costs	2,749	3,906	42.1%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees	2,943	3,158	7.3%
Non-Cash Rent Expense (Income)	608	1,979	n/a
Stock-based Compensation Expense	6,885	6,549	(4.9)%
Reconciliation to Normalized Cash Taxes[2]	14,944	(11,523)	n/a
Less:			
Non-Real Estate Investment[3]	6,044	6,074	0.5%
Real Estate and Non-Real Estate Maintenance CapEx[4]	11,278	14,679	30.2%
AFFO	**$167,566**	**$170,937**	**2.0%**

(1) Includes realized and unrealized FX (gains) losses.
(2) Calculated as actual cash taxes less current tax provision and other one-time cash tax items, to reflect actual cash tax (impact)/benefit to AFFO.
(3) Non-Real Estate Investment CapEx excludes Recall integration CapEx of $0.3mm and $3.9mm in Q1 2016 and Q1 2017, respectively.
(4) Maintenance CapEx excludes Recall integration maintenance expense of $0.6mm in Q1 2017.

www.ironmountain.com Selected metric definitions are available in the Appendix 15

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

IRON MOUNTAIN®

Reconciliation of Cash Flow from Operations to AFFO

	Q1 2016	Q1 2017	% Change
Cash Flow from from Operating Activities-Continuing Operations	**81,118**	**122,174**	**50.6%**
Adjust for:			
REIT Tax Adjustments	6,589	(2,292)	n/a
Reconciliation to Normalized Cash Taxes[(1)]	14,944	(11,523)	n/a
Recall Costs	18,327	20,571	12.2%
Working Capital Adjustments[(2)]	63,764	66,369	4.1%
Non-Real Estate Investment CapEx[(3)]	(6,044)	(6,074)	0.5%
Real Estate and Non-Real Estate Maintenance CapEx[(4)]	(11,278)	(14,679)	30.2%
Other and FX[(5)]	146	(3,609)	n/a
AFFO	**$167,566**	**$170,937**	**2.0%**

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

(1) Calculated as actual cash taxes less current tax provision and other one-time cash tax items, to reflect actual cash tax (impact)/benefit to AFFO.
(2) Working capital adjustments in Q1 2017 are driven primarily by changes in accounts receivables, taxes, accounts payable, employee benefit-related accruals, deferred rent and deferred revenue.
(3) Non-Real Estate Investment CapEx excludes $0.3mm and $3.9mm of Recall integration CapEx in Q1 2016 and Q1 2017, respectively.
(4) Real Estate and Non-Real Estate Maintenance CapEx excludes $0.6mm of Recall integration CapEx in Q1 2017.
(5) Includes Large Volume Accounts ("LVA") amortization, impairment of long-term assets and foreign currency adjustments.

www.ironmountain.com Selected metric definitions are available in the Appendix 16

IRON MOUNTAIN®

Quarterly Revenue Growth Bridge ($mm)


25% Reported R$
25% C$ Normalized
$751
$2
$749
$190
$939
Q1 2016 Revenue - Reported $
FX Impact at Q1 2017 FX Rates
Q1 2016 Revenue at Q1 2017 FX Rates
IRM and REC Revenue Growth
Q1 2017 Revenue - Reported $

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
17

IRON MOUNTAIN

Quarterly Normalized Adjusted EBITDA Bridge ($mm)


24% Reported R$
25% C$ Normalized
$235
$1
$234
$28
$31
$293
Q1 2016 Adjusted EBITDA - Reported $ (1)
FX Impact at Q1 2017 FX Rates
Q1 2016 Adjusted EBITDA at Q1 2017 FX Rates - Normalized (1)
Recall Synergies and Transformation
REC and IRM Adjusted EBITDA Growth Net of Divestitures
Q1 2017 Adjusted EBITDA - Reported $ (1)

(1) Q1 2016 Adjusted EBITDA was impacted by $5.7mm net charges related to the Transformation initiative and Q1 2017 was impacted by approximately $6.0mm of innovation Operating Expenditures.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
18

Quarterly Normalized Adjusted EPS Bridge



(27)% Reported
(10)% Normalized Comparison
$0.33
$0.07
$0.26
$0.08
$0.09
$0.06
$0.11
$0.03
$0.24
Q1 2016 Adjusted EPS
Impact of Higher Share Count
Q1 2016 Adjusted EPS - Normalized for Share Count
Recall Synergies and Transformation
REC and IRM Growth Net of Divestitures
Increase in Interest Expense
Increase in D&A
Tax Rate Increase
Q1 2017 Adjusted EPS - Reported $

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
19

IRON MOUNTAIN®

Storage and Service Reconciliation

	Q1 2016	Q1 2017	% Change
Total Storage Revenue	**$461,211**	**$572,279**	**24.1%**
Add: Permanent withdrawal fees	4,624	5,277	14.1%
Adjusted Storage Revenue	**$465,835**	**$577,556**	**24.0%**
Total Service Revenue	**$289,479**	**$366,597**	**26.6%**
Less: Permanent withdrawal fees	(4,624)	(5,277)	14.1%
Adjusted Service Revenue	**$284,855**	**$361,320**	**26.8%**
Storage Cost of Sales (COS)			
Storage COS excluding rent	56,183	75,065	33.6%
Storage Rent	50,821	72,807	43.3%
Total Storage COS	**107,004**	**147,872**	**38.2%**
Service Cost of Sales (COS)			
Service COS excluding rent	216,774	267,622	23.5%
Service Rent	2,327	3,326	42.9%
Total Service COS	**219,101**	**270,948**	**23.7%**
Recall Cost of Sales Expenses	-	7,887	n/a
Total COS	**$326,105**	**$426,707**	**30.8%**
SG&A Costs			
Storage Overhead	29,721	33,338	12.2%
Service Overhead	20,960	23,370	11.5%
Corporate Overhead	85,536	107,468	25.6%
Recall Costs Included in SG&A	18,327	12,684	(30.8%)
Sales and Marketing	53,222	63,306	18.9%
Total SG&A	**$207,766**	**$240,166**	**15.6%**
Adjusted EBITDA			
Total Storage Adjusted EBITDA	329,110	396,346	20.4%
Total Service Adjusted EBITDA	44,794	67,002	49.6%
Less: Corporate Overhead and Sales and Marketing	(138,758)	(170,774)	23.1%
Total Adjusted EBITDA	**$235,146**	**$292,574**	**24.4%**

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com

Selected metric definitions are available in the Appendix

20

IRON MOUNTAIN

Storage Net Operating Income (NOI)

	Q1 2016	Q1 2017	% Change
Revenue from Storage Rental Activities			
Records Management	$357,477	$450,473	26.0%
Data Protection	74,496	87,458	17.4%
Other[1]	29,238	34,348	17.5%
Total Storage Rental	**$461,211**	**$572,279**	**24.1%**
Terminations/Permanent Withdraw al Fees	4,624	5,277	14.1%
Total Revenue from Adjusted Storage Rental Activities	**$465,835**	**$577,556**	**24.0%**
Less: Storage Rental Expenses			
Facility Costs[2]	98,700	136,175	38.0%
Storage Rental Labor	3,526	3,854	9.3%
Other Storage Rental Expenses	4,778	7,843	64.1%
Storage Cost of Sales	**107,004**	**147,872**	**38.2%**
Allocated Overhead[3]	29,721	33,338	12.2%
Total Storage Rental Expenses	**136,725**	**181,210**	**32.5%**
Total Storage Adjusted EBITDA	**$329,110**	**$396,346**	**20.4%**
Total Storage Adjusted EBITDA Margin	70.6%	68.6%	-200 bps
Storage Rent	50,821	72,807	43.3%
Storage Net Operating Income	**$379,931**	**$469,153**	**23.5%**
Storage Net Operating Income Margin	81.6%	81.2%	-40 bps

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

(1) Includes Data Center, Fine Art Storage, Consumer Storage, Technology Escrow Services, Digital Storage, Fulfillment Services, Information Governance and Digital Solutions, Entertainment Services and other ancillary storage revenues.
(2) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs.
(3) Refer to page 20 and Appendix for overhead allocations and definitions.

www.ironmountain.com
Selected metric definitions are available in the Appendix
21

IRON MOUNTAIN®

Service Business Detail

	Q1 2016	Q1 2017	% Change
Service Operations Revenue by Product Line			
Records Management	$143,708	$168,180	17.0%
Data Protection	38,963	41,393	6.2%
Shredding	62,596	94,633	51.2%
Other[(1)]	44,212	62,391	41.1%
Total Service Revenue	**$289,479**	**$366,597**	**26.6%**
Less: Terminations/Permanent Withdraw al Fees	4,624	5,277	14.1%
Adjusted Service Revenue	**$284,855**	**$361,320**	**26.8%**
Less: Service Expenses			
Facility Costs[(2)]	5,493	8,078	47.1%
Service Labor	165,502	196,306	18.6%
Other Service Expenses	48,106	66,564	38.4%
Service Cost of Sales	**219,101**	**270,948**	**23.7%**
Allocated Overhead[(3)]	20,960	23,370	11.5%
Total Service Expenses	**240,061**	**294,318**	**22.6%**
Total Service Adjusted EBITDA	**$44,794**	**$67,003**	**49.6%**
Total Service Adjusted EBITDA Margin	15.7%	18.5%	280 bps
Service Rent	2,327	3,326	42.9%
Total Service Adjusted EBITDAR	**$47,121**	**$70,329**	**49.3%**
Total Service Adjusted EBITDAR Margin	16.5%	19.5%	300 bps

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

(1) Includes Fulfillment Services, Information Governance and Digital Solutions, Technology Escrow Services, Data Center, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.
(2) Includes Building Maintenance, Property Taxes, Utilities, Facility Rent and Insurance costs for shredding, imaging and other services.
(3) Refer to page 20 and Appendix for overhead allocations and definitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 22

IRON MOUNTAIN

Gross Book Value of Real Estate Assets

	As of 3/31/2017
Real Estate Assets	
Storage Operations	
Land	$257,415
Buildings & Building Improvements	1,724,039
Leasehold Improvements	505,990
Racking	1,742,505
Construction In Progress	50,921
Total Storage Gross Book Value	**$4,280,869**
Service Operations	
Land	$7,159
Buildings & Building Improvements	34,646
Leasehold Improvements	47,745
Racking	155,335
Construction In Progress	2,344
Total Service Gross Book Value	**$247,229**
Total Real Estate Gross Book Value	**$4,528,098**
Non-Real Estate Assets	
All Other Non-Real Estate Assets Gross Book Value(1)	**1,134,174**
Total PP&E Gross Book Value	**$5,662,272**

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

(1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software.

www.ironmountain.com
Selected metric definitions are available in the Appendix
23

www.ironmountain.com Selected metric definitions are available in the Appendix Lease Obligations(1) (1) Includes capital and operating lease obligations (2) Reflects month to month leases and predominantly short term occupancies Weighted Average Remaining Lease Obligations (exercise of all extension options): 11.8 years 2025 5.1% 2024 4.0% 2023 3.7% 2022 2.9% 2021 3.0% 2020 2.9% 2019 4.4% 2018 5.2% 2017 7.0% Thereafter 55.1% 2027 4.0% 2026 2.8% Facility Lease Expirations (% of total square feet subject to lease) Assuming Exercise of All Extension Options 24 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n X S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I (2)

IRON MOUNTAIN

Global Real Estate Portfolio[1]

(000s, except for number of buildings)

Top Ten Markets Owned, United States	Sq. Feet Owned
Northern New Jersey	2,099
Boston	1,428
Chicago	1,282
Dallas	1,075
Los Angeles	1,040
Houston	917
New York	825
Baltimore / Washington	777
San Francisco Bay Area	742
Philadelphia	676

Top Ten Markets Owned, International	Sq. Feet Owned
London, UK	1,102
Paris, France	807
Montreal, Canada	552
Buenos Aires, Argentina	470
Mexico City, Mexico	452
Toronto, Canada	434
Lima District, Peru	302
Edinburgh, UK	289
Singapore, Singapore	274
Calgary, Canada	270

As of 12/31/2016

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	196	21,359	556	34,741	752	56,101
Europe[2]	58	3,529	298	12,055	356	15,584
Latin America	36	1,914	92	4,687	128	6,602
Asia	7	434	200	7,476	207	7,910
International	101	5,877	590	24,218	691	30,095
Total	297	27,237	1,146	58,959	1,443	86,196

Q1 2017 Additions & Expansions

	Owned Facilities		Leased Facilities[3]		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	3	52	13	541	16	593
Europe[2]	-	-	12	288	12	288
Latin America	-	-	1	20	1	20
Asia	-	-	9	232	9	232
International	-	-	22	541	22	541
Total	3	52	35	1,081	38	1,134

Q1 2017 Dispositions & Move Outs

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	1	60	(9)	(394)	(8)	(333)
Europe[2]	-	-	(11)	(259)	(11)	(259)
Latin America	-	-	-	-	-	-
Asia	-	-	(7)	(96)	(7)	(96)
International	-	-	(18)	(355)	(18)	(355)
Total	1	60	(27)	(749)	(26)	(689)

As of 3/31/2017

	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	200	21,472	560	34,888	760	56,360
Europe[2]	58	3,529	299	12,084	357	15,613
Latin America	36	1,914	93	4,708	129	6,622
Asia	7	434	202	7,612	209	8,046
International	101	5,877	594	24,403	695	30,281
Total	301	27,349	1,154	59,292	1,455	86,641
Total %	20.7%	31.6%	79.3%	68.4%		

(1) Includes real estate held in joint ventures.
(2) Includes South Africa.
(3) Out of the 35 leased building additions and expansions, 25 were the result of acquiring leases in business acquisitions and leased buildings related to acquisitions of customer relationships.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
25

www.ironmountain.com Selected metric definitions are available in the Appendix Revenue from Rental Activities and Storage NOI per Racked Square Foot 26 (1) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities. (2) Excludes Revenue and NOI associated with Technology Escrow Services, Fulfillment Services, Data Center, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary storage revenue. (3) Includes South Africa. Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot(2) S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n X S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n ISquare Footage by Region As of March 31, 2017 North America Europe Latin America Asia Total Records Management Racked Space 40,891 11,232 4,976 4,566 61,665 Data Protection Racked Space 713 147 32 18 910 Other(1) 14,756 4,235 1,614 3,461 24,066 Total 56,360 15,613 6,622 8,046 86,641 Q1 2017 Annualized Revenue NOI North America Records Management $ per Sq Ft $28.41 $23.42 Data Protection $ per Sq Ft $362.22 $329.31 Europe(3) $33.42 $27.40 Latin America $35.87 $32.01 Asia $42.05 $37.32 Total $34.39 $29.00

www.ironmountain.com Selected metric definitions are available in the Appendix Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 3/31/2017 2244 96 5564 134 700 600 500 400 100 0 +23.8% +10.2% +38.6% +151.3%+45.9% Total IRM 677 547 Latin America AsiaEuropeNorth America 424 384 700 600 500 100 800 0 Total IRM 794 737 85% 92% Asia 6558 85%95% Latin America 7771 84%91% Europe 155143 86%93% North America 496 465 85%91% Utilization and Capacity(3) (%) 1 6 11 2 6 13 90 80 70 60 20 10 0 +40.7% +4.9% 85 81 AsiaLatin AmericaEurope -1.9% North America 6563 +15.9% +2.7% Total IRM 140 120 100 80 20 0 Total IRM 122 103 70% 83% Asia 32 86 78 75% 84% 83% 67% 7 8 Latin America 24 16 86% Europe 52% 62%81% North America Data Protection Storage Portfolio (DPUs MM) As of 3/31/2017 (IRM Standalone) (2) (1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 10. (2) DPUs do not reflect data for Recall, because Recall’s unit of measurement for tapes is not consistent with Iron Mountain’s methodology. We are in the process of converting Recall’s data to be able to report DPUs. (3) We operate our storage business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency. (4) Includes South Africa. (5) Decrease in Latin America Building capacity relative to Q4 2016 is related to timing associated with planned facility consolidation. 27 YoY Growth in Units Stored(1) (4) (4) (4) (4) S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n X S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I Q1 2017Q4 2016Q3 2016Q2 2016Q1 2016 Q1 2017 Total Potential Building Cap.Q1 2017 Total Installed Racking Cap. (5)

IRON MOUNTAIN®

Customer Data

Iron Mountain provides storage and information management services to more than 230,000 customers in 47 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes approximately 95% of the Fortune 1000. No single customer accounted for more than 1% of revenues, or 2% of volume, and our top 20 customers have historically represented approximately 6% of consolidated revenues. Customer retention is consistently high with annual losses limited to approximately 2% (on a volume basis), attributable to customer terminations.

North America Q1 2017 Trailing Twelve Months Revenue by Vertical


Energy
Business Services
Life Sciences
Insurance
3%
3%
2%
7%
Financial
15%
42%
Other(1)
9%
Legal
2%
Federal
18%
Healthcare

	Q1 2017	Full Year 2016	Full Year 2015	Full Year 2014
Customer Quality Metrics				
Volume Retention Rate (RM Global)	92.6%	92.6%	93.3%	93.7%
Bad Debt Expense as a % of Consolidated Revenues[2]	(0.3%)	0.2%	0.5%	0.5%

Turnover Expenditures (Storage Only)	Q1 2017
Sales, Marketing & Account Management	32,440
Customer Acquisition Costs[3]	21,403

(1) No single vertical within 'Other' comprises greater than 1% of North America Revenue.
(2) Q1 2017 reflects a benefit (reversal of previously provided expense) associated with bad debt expense as a result of improvements in our accounts receivable aging and collection of customer receivable balances.
(3) Customer acquisition costs include the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 28

IRON MOUNTAIN®
Debt Schedule

Debt Maturity Schedule ($MM)


Fixed Rate Debt at 3/31/17
Floating Rate Debt at 3/31/17
$250(1)
$1,270(2)
$1,016(3)
$650
$689
$189
$788
$1,000
$300(3)
2018
2019
2020
2021
2022
2023
2024
2025
2026
Thereafter

Fixed vs. Floating Rate Debt at 3/31/17[4]


29%
71%
Fixed Rate Debt
Floating Rate Debt

(1) Accounts Receivable securitization.
(2) Option to extend revolving credit facility to 2020, subject to conditions specified in our credit agreement.
(3) Includes $16mm and $50mm of mortgage notes payable in 2020 and 2026, respectively.
(4) Adjusting to include capital lease and other international borrowings yields a ratio of 73% fixed and 27% floating.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
29

IRON MOUNTAIN®

Capitalization

Senior Unsecured and Senior Subordinated Notes (as of 3/31/2017)								
Type of Note	Senior Subordinated	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured
Issuance Date	8/7/12	8/13/13	8/13/13	9/18/14	9/29/15	5/27/16	5/27/16	9/15/16
Denomination	USD	CAD	USD	GBP	USD	USD	USD	CAD
Original Principal Amount (FX Rate on Issue Date)	$1,000,000	$193,720	$600,000	$654,960	$1,000,000	$500,000	$250,000	$189,537
Exchange Rate at 3/31/2017	1.0000	0.7502	1.0000	1.2488	1.0000	1.0000	1.0000	0.7502
Principal Amount at 3/31/2017	$1,000,000	$150,045	$600,000	$499,508	$1,000,000	$500,000	$250,000	$187,557
Yield (on Issue Date)	5.750%	6.125%	6.000%	6.125%	6.000%	4.375%	5.375%	5.375%
Maturity Date	8/15/24	8/15/21	8/15/23	9/15/22	10/1/20	6/1/21	6/1/26	9/15/23
Current Call Price	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Next Call Date	8/15/17	8/15/17	10/15/18	9/15/17	10/1/17	6/1/18	6/1/21	9/15/19
Next Call Price	102.875	103.063	103	104.594	103.000	102.188	102.688	104.031

Senior Credit Facility (as of 3/31/2017)	
Capacity	$1,978,125
Outstanding	$1,216,452
Letters of Credit	$53,649
Remaining Capacity	$708,024
Interest Rate Spread (Prime)	1.25%
Interest Rate Spread (LIBOR)	2.25%
Weighted Average Interest Rate	3.04%
Maturity Date	7/5/19



Net Lease Adjusted Leverage Ratio
6.5
5.5
0.0
5.4x
5.6x
5.7x
5.8x
12/31/2014
12/31/2015
12/31/2016
3/31/2017

Senior Credit Facility Debt Covenant Analysis (as of 3/31/2017)		
Metric	**Limit**	**Current**
Fixed Charge Ratio	≥ 1.5x	2.3x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.8x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	2.7x

Total Market Capitalization as of 3/31/2017	
# of Shares Outstanding	264,110
Share Price as of 3/31/2017	$35.67
Total Equity Value	$9,420,818
Total Debt, Net of Cash[(1)]	$6,113,088
Total Market Capitalization	**$15,533,905**
Net Debt to Total Market Capitalization	39%
Adj. EBITDA to Interest Expense	**3.4x**
Total Market Capitalization to Adjusted EBITDA	12.3x

Credit Ratings		
	S&P	**Moody's**
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Senior Unsecured	BB-	Ba3
Senior Subordinated	B	B2

Total Debt Weighted Average Rates (as of 3/31/2017)	
Interest	**5.3%**
Maturity	4.6

(1) Total debt net of cash is calculated as current portion of long-term debt of $421mm plus long-term debt net of current portion of $5,923mm plus $65mm of deferred financing costs less cash and cash equivalents of $296mm.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
30

IRON MOUNTAIN®

Capital Expenditures and Investments

	Q1 2016	Q1 2017	% Change
Capital Expenditures[1] and Investments			
Real Estate:			
Investment[2][3]	$51,900	$43,987	(15.2)%
Maintenance	7,526	8,054	7.0%
	$59,426	$52,041	(12.4)%
Non-Real Estate:			
Investment	$6,344	$10,020	57.9%
Maintenance	3,773	7,245	92.0%
	$10,117	$17,265	70.7%
Innovation and Growth Investment:	$1,341	$4,382	n/a
Total Real Estate and Non-Real Estate Capital Expenditures and Innovation and Growth Investment	**$70,884**	**$73,688**	**4.0%**
Net Change in Prepaid and Accrued Capital Expenditures	9,968	(486)	**n/a**
Total Cash Paid for Real Estate and Non-Real Estate Capital Expenditures and Innovation and Growth Investment	**80,852**	**73,202**	**(9.5%)**
Business and Customer Acquisitions			
Business Acquisitions	$19,522	$17,063	(12.6)%
Change in Business Acquisition Accruals and Cash Acquired	(182)	(4,876)	
Total Cash Paid for Acquisitions, Net of Cash Acquired	**$19,340**	**$12,187**	**(37.0)%**
Acquisition of Customer Relationships	$1,702	17,771	n/a
Customer Inducements	1,126	3,616	n/a
Total Acquisition of Customer Relationships and Customer Inducements	**$2,828**	**$21,387**	**n/a**
Change in Customer Acquisition Accruals	4,430	16	(99.6)%
Total Cash Paid for Acquisition of Customer Relationships and Customer Inducements	**7,258**	**21,403**	**n/a**
Total Capital Expenditures, Investments and Acquisitions[4]	**$92,108**	**$108,522**	**17.8%**

(1) Includes Recall CapEx of $0.3mm and $6.3 in Q1 2016 and Q1 2017, respectively.
(2) Includes $16.0mm and $19.8mm for data centers in Q1 2016 and Q1 2017, respectively.
(3) Includes Land, Buildings, Improvements, and Racking Structures.
(4) Excludes accrual adjustments and customer inducements.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 31

IRON MOUNTAIN®

Investments[1]

Real Estate Investment Activity

Region	Total Expected Investment	Investment in Current Period	Investment to Date	Estimated CuFt / DPUs	Historical Average NOI/CuFt or DPU[3]	Average Stabilization Period
Racking Installations[2]						
North America	$24,556	$5,013	$17,149	8,745	$2.14	
Europe	32,020	4,320	18,792	7,300	$2.00	
Latin America	10,761	2,398	3,872	1,206	$1.92	
Asia	18,015	5,423	6,883	5,928	$2.43	
Worldwide	**$85,352**	**$17,154**	**$46,696**	**23,179**	**$2.12**	**8 - 12 months**

Region	Total Expected Investment	Investment in Current Period	Investment to Date	Total Potential CuFt / DPUs	Total Sq Ft	Historical Average NOI/CuFt or DPU[3]	Average Stabilization Period
Building Development Projects[4]							
North America[5]	$15,661	$1,745	$12,582	-	95	$2.14	
Europe	2,954	-	2,738	368	22	$2.00	
Latin America	24,295	50	11,157	5,147	196	$1.92	
Asia	-	-	-	-	-	$2.43	
Worldwide	**$42,910**	**$1,795**	**$26,477**	**5,515**	**313**	**$2.12**	**24 - 36 months**

Region	Purchase Price	Total Sq Ft	Expected IRRs
2017 Building Acquisitions			
North America	$3,600	35	10%
Europe	-	-	-
Latin America	-	-	-
Asia	-	-	-
Worldwide	**$3,600**	**35**	**10%**

2017 Business and Customer Acquisition and Disposition Activity

	Business Investments	Business Dispositions
Purchase Price	$34,834	$0
Capital Consideration[6]	$14,622	-
Stabilized Total Expected Investment	**$49,456**	**$0**
Estimated Annual Revenues	$16,270	-
Expected IRR Range	11% - 14%	-

Investment Reconciliation	**Q1 Investments**
Racking Installations	$17,154
Consolidation Related to Racking Installations	221
Building Development Projects	1,795
Total C$ Real Estate Investments	19,166
Data Centers	19,844
Other Real Estate Investment	6,358
Total FX Impact	(1,381)
Real Estate Investment	**$43,987**

(1) Based on 2017 C$ Budgeted FX Rates.
(2) Racking Installations exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $11.0mm, $0.2mm and $1.5mm, respectively.
(3) In USD R$. Q1 2017 has been normalized to reflect the Recall benefit and is calculated using a twelve month trailing historical average.
(4) Building Development Projects exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $1.0mm, $0.0mm and $0.3mm, respectively.
(5) North America excludes racking investments for development projects that were initiated after 1/1/2017, racking investments associated with these projects are included in the table above.
(6) Reflects capital required primarily for integration.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
32

IRON MOUNTAIN®

Components of Value

Components	Q1 2017 Annualized NOI
North America	
Records Management	$957,872
Data Protection	234,864
Other	50,202
Europe[(1)]	310,913
Latin America	156,421
Asia	166,340
Total Storge NOI	$1,876,613

	Q1 2017 Service Adjusted EBITDAR
Service Adjusted EBITDAR[(2)]	$272,008
Recall Service Adjusted EBITDAR not included above[(3)]	1,714
Total Service Adjusted EBITDAR	$273,722

	Balance at 3/31/2017
Cash, Cash Equivalents & Other Tangible Assets[(4)]	$1,198,637
Quarterly Building & Racking Investment, not reflected in NOI	$18,949
Customer Acquisition Consideration	$17,771
Less:	
Debt, Gross Book Value[(5)]	$6,343,667
Non-Controlling Interests	$1,049
Annualized Rental Expense	$304,533
Estimated Tax Liability	$62,891

(1) Includes South Africa.
(2) Trailing four quarter prior to rental expense.
(3) Annualization of four months of Recall Service EBITDAR.
(4) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets and Prepaid Expenses.
(5) Calculated as current portion of Long-Term Debt of $173mm plus Long-Term Debt net of current portion of $6,078mm.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
33

IRON MOUNTAIN

Appendix: Q1-Q4 Reconciliation to AFFO

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Full Year 2016
Net Income	**$63,041**	**($13,132)**	**$7,799**	**$49,526**	**$107,234**
Add:					
Real Estate Depreciation	45,063	58,319	61,655	61,221	226,258
Gain on Sale of Real Estate, Net of Tax[1]	-	-	(325)	(1,855)	(2,180)
FFO (NAREIT)	**$108,104**	**$45,187**	**$69,129**	**$108,891**	**$331,311**
Add:					
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(451)	(626)	(55)	2,543	1,412
Foreign Currency Transaction (Gains) Losses[1]	(12,542)	17,193	10,685	5,077	20,413
Debt Extinguishment Expense	-	9,283	-	-	9,283
(Income) Other Expense, Net	605	(836)	12,616	2,218	14,604
Tax Impact of Reconciling Items and Discrete Tax Items	577	(4,055)	5,245	(16,786)	(15,019)
(Income) Loss from Discontinued Operations, Net of Tax	-	(1,587)	(2,041)	275	(3,353)
Recall Costs	18,327	50,413	34,133	29,072	131,944
FFO (Normalized)	**$114,620**	**$114,973**	**$129,714**	**$131,289**	**$490,595**
Add:					
Non-Real Estate Depreciation	30,327	35,210	36,706	37,025	139,268
Amortization of Customer Relationship Intangible Assets	11,814	21,492	26,310	27,184	86,800
Amortization of Deferred Financing Costs	2,749	2,905	3,588	3,910	13,151
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees	2,943	3,158	2,946	3,170	12,217
Non-Cash Rent Expense (Income)	608	(1,967)	389	(1,117)	(2,086)
Stock-based Compensation Expense	6,885	9,028	5,957	7,106	28,976
Reconciliation to Normalized Cash Taxes[2]	14,944	(5,040)	341	5,882	16,127
Less:					
Non-Real Estate Investment[3]	6,044	7,754	7,655	11,244	32,696
Real Estate and Non-Real Estate Maintenance CapEx[4]	11,278	16,524	21,950	33,359	83,110
AFFO	**$167,566**	**$155,481**	**$176,346**	**$169,847**	**$669,240**
Per Share Amounts (Fully Diluted Shares)					
FFO (NAREIT)	$0.51	$0.18	$0.26	$0.41	$1.35
FFO (Normalized)	$0.54	$0.47	$0.49	$0.50	$1.98
Weighted Average Common Shares Outstanding - Basic	211,526	246,387	263,269	263,528	246,178
Weighted Average Common Shares Outstanding - Diluted	212,471	246,387	264,502	264,506	247,267

(1) Includes realized and unrealized FX (gains) losses.
(2) Represents actual cash taxes less current tax provision and other one-time cash tax items.
(3) Non-Real Estate Investment CapEx excludes Recall integration CapEx of $0.3mm, $1.6mm, $4.6mm and $3.2mm in Q1 2016, Q2 2016, Q3 2016 and Q4 2016, respectively.
(4) Maintenance CapEx excludes Recall Maintenance of $0.1mm, $0.3mm and $0.8mm in Q2 2016, Q3 2016 and Q4 2016, respectively.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 34

IRON MOUNTAIN
Appendix

Non-GAAP Measures

Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America ("GAAP"), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Adjusted Earnings Per Share, or Adjusted EPS

Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) gain on sale of real estate, net of tax; (3) intangible impairments; (4) other (income) expense, net; (5) Recall Costs; and (6) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Adjusted Funds From Operations, or AFFO

AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense of customer relationship intangible assets, deferred financing costs and permanent withdrawal fees, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less maintenance capital expenditures and non-real estate investments, excluding Recall integration capital expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Recall costs, working capital adjustments and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these costs to be growth related.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
35

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix Non-GAAP Measures (continued) Adjusted EBITDA and Adjusted EBITDA Margin Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other (income) expense, net; (iv) gain on sale of real estate, net of tax; and (v) Recall Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Funds From Operations, or FFO (NAREIT), and FFO (Normalized) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("NAREIT") and us as net income excluding depreciation on real estate assets and gain on sale of real estate, net of tax (“FFO (NAREIT)”). FFO (NAREIT) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well- maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (NAREIT) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (NAREIT) is net income. Although NAREIT has published a definition of FFO, modifications to FFO (NAREIT) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (NAREIT) that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) intangible impairments; (3) other (income) expense, net; (4) Recall Costs; (5) the tax impact of reconciling items and discrete tax items; (6) loss (income) from discontinued operations, net of tax; and 7) loss (gain) on sale of discontinued operations, net of tax. 36 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix Non-GAAP Measures (continued) FFO (Normalized) per share FFO (Normalized) divided by weighted average fully-diluted shares outstanding. Service Adjusted EBITDA Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. Service Adjusted EBITDAR Service Adjusted EBITDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted EBITDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Adjusted EBITDA Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. 37 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions. Business Segments North American Records and Information Management Business (“RIM”) – Our North American Records and Information Management Business segment provides records and information management services, including the storage of physical records, including media such as microfilm and microfiche, master audio and videotapes, film, x-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); Destruction; and Information Governance and Digital Solutions throughout the United States and Canada; as well as fulfillment services and technology escrow services in the United States. North American Data Management Business (“DM”) – Our North American Data Management Business segment provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; digital content repository systems to house, distribute, and archive key media assets; and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients throughout the United States and Canada. Western European Business – Our Western European Business segment provides records and information management services, including Records Management, Data Protection & Recovery and Information Governance and Digital Solutions throughout Austria, Belgium, France, Germany, Ireland, the Netherlands, Spain, Switzerland and the United Kingdom (consisting of our operations in England, Northern Ireland and Scotland), as well as Information Governance and Digital Solutions in Sweden (the remainder of our business in Sweden is included in the Other International Business segment described on the following page). 38 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

IRON MOUNTAIN®

Appendix

Definitions (continued)

Other International Business – Our Other International Business segment provides records and information management services throughout the remaining European countries in which we operate, Latin America, Asia and Africa. Our European operations included in this segment provide records and information management services, including Records Management, Data Protection & Recovery and Information Governance and Digital Solutions throughout the Czech Republic, Denmark, Finland, Greece, Hungary, Norway, Poland, Romania, Russia, Serbia, Slovakia, Turkey, and Ukraine; Records Management and Information Governance and Digital Solutions in Estonia, Latvia and Lithuania; and Records Management in Sweden. Our Latin America operations provide records and information management services, including Records Management, Data Protection & Recovery, Destruction and Information Governance and Digital Solutions throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia operations provide records and information management services, including Records Management, Data Protection & Recovery, Destruction and Information Governance and Digital Solutions throughout Australia and New Zealand, with Records Management and Data Protection & Recovery also provided in certain markets in China (including Macau and Taiwan), Hong Kong-SAR, India, Malaysia, South Korea, Singapore and Thailand. Our African operations provide Records Management, Data Protection & Recovery and Information Governance and Digital Solutions in South Africa. Our Middle East operations provide Records Management and Data Protection & Recovery in the United Arab Emirates.

Corporate and Other – Our Corporate and Other Business segment primarily consists of our data center and fine art storage businesses in the United States, the primary product offerings of our Adjacent Businesses operating segment, as well as costs related to executive and staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Our Corporate and Other Business segment also includes stock-based employee compensation expense associated with all stock options, restricted stock units, performance units and shares of stock issued under our employee stock purchase plan.

Capacity Measures

Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility.

Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity.

Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs.

Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com

39

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 40 Definitions (continued) Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – Real estate assets that support core business growth primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies, or Real Estate Investment. Maintenance – Real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures, or Real Estate Maintenance. Non-Real Estate: Investment – Non-real estate assets that either (i) support the growth of our business, and/or increase our profitability, such as customer- inventory technology systems, and technology service storage and processing capacity, or (ii) are directly related to the development of core products or services in support of our integrated value proposition and enhance our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements, or Non-Real Estate Investment. Prior to Q1 2017, Innovation and Growth Investment was included in Non-Real Estate Investment. Maintenance – Non-real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally- developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements, or Non-Real Estate Maintenance. Innovation and Growth Investment: Discretionary capital expenditures in significant new products and services in new, existing or adjacent business opportunities. Prior to Q1 2017, Innovation and Growth Investment was included in Non-Real Estate Investment. S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 41 Definitions (continued) Capital Expenditures and Investments (continued) Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are a non-GAAP measure calculated by translating the 2016 results at the 2017 constant dollar budget rates. Cumulative Investment to Date – Total spend to date since project approval. Customer Inducements – Represents Move Costs and Permanent Withdrawal Fees. Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another. Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Africa, Latin America, Asia) and product (Records Management or Data Protection). S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

IRON MOUNTAIN®
Appendix

Definitions (continued)

Internal Revenue Growth – Our internal revenue growth rate, which is a non-GAAP measure, represents the weighted average year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. The revenues generated by Recall have been integrated with our existing revenues and it is impracticable for us to determine actual Recall revenue contribution. Therefore, our internal revenue growth rates exclude the impact of revenues associated with the Recall Transaction based upon forecasted or budgeted Recall revenues beginning in the third quarter of 2016. Our internal revenue growth rate includes the impact of acquisitions of customer relationships.

Investment in Current Period – Spend within the quarter being reported.

Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations plus eight times rent expense.

Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters' total activity by the ending balance of the same prior-year period.

Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent.

Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship.

Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects.

Recall Costs – Operating expenditures associated with our acquisition of Recall, including operating expenditures to complete the Recall Transaction, including advisory and professional fees and costs to complete the divestments required in connection with receipt of regulatory approval, including transitional services required to support the divested businesses during a transition period and operating expenditures to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs.

REIT Countries – Countries where we operate that have been converted into a qualified REIT subsidiary and taxable REIT subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
42

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 43 Definitions (continued) Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adj. EBITDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Tax Rates Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 44 Definitions (continued) Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs of approved racking installations, reported on a constant dollar basis. Transformation Initiative – During the third quarter of 2015, we implemented a plan that calls for certain organizational realignments to reduce our overhead costs, particularly in our developed markets, in order to optimize our selling, general and administrative cost structure and to support investments to advance our growth strategy, which is expected to be completed by the end of 2017. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X